Exhibit 10.17

Summary Promissory Note

Date: February 19, 2012

By: Email

Attn: UNorth LLC

274 E Hamilton Ave, Suite A

Campbell, CA 95008

RESOLVED, that LLC would borrow amount of $76,000 from Lily Ju on February 19, 2012. LLC agrees to pay back the amount by March 19, 2012 with annual interest rate of 14% calculated on daily basis. The payment schedule will be as follows:

Borrowed Amount: $76,000

Interest: 14.00%

Estimated Value on 03/19/12: $76,886

Daily Interest Rate: 0.038%

Should the LLC pay the amount later than the above date, the interest will continue to be calculated on daily basis. In addition, amount of $4,125 will be added as bonus to the payment upon paying back the amount.

/s/ Michael Faro
Michael Faro
Managing Member
UNorth LLC

UNorth® LLC
PO Box 1116, Campbell, CA 95009
1.888.324.2787 tel
1.408.378.7629 fax
www.unorth.com